EXHIBIT 99.6
RAVE RESTAURANT GROUP, INC.

 NOMINEE HOLDER CERTIFICATION
The undersigned, a bank, broker, trustee, depositary or other nominee of subscription rights (the "Rights") to purchase 4% Convertible Senior Notes due 2022, par value $100 ("Notes"), of Rave Restaurant Group, Inc. (the "Company"), pursuant to the offering described in the Company's prospectus dated [_________], 2017 (the "Prospectus"), hereby certifies to the Company and to Securities Transfer Corporation, as Subscription Agent for such offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the Basic Subscription Privilege (as defined in the Prospectus) and on behalf of beneficial owners of Rights who have subscribed for the purchase of additional Notes pursuant to the Over-Subscription Privilege (as defined in the Prospectus), listing separately below each such exercised Basic Subscription Privilege and the corresponding Over-Subscription Privilege (without identifying any such beneficial owner), and (2) each such beneficial owner's Basic Subscription Privilege has been exercised in full:
Number of Shares Owned on the Record Date	Rights Exercised Pursuant to Basic Subscription Privilege	Number of Notes Subscribed for Pursuant to Over-Subscription Privilege

1. _______________________	_______________________	_______________________
2. _______________________	_______________________	_______________________
3. _______________________	_______________________	_______________________
4. _______________________	_______________________	_______________________
5. _______________________	_______________________	_______________________
6. _______________________	_______________________	_______________________
7. _______________________	_______________________	_______________________
8. _______________________	_______________________	_______________________
9. _______________________	_______________________	_______________________

Provide the following information if applicable:

______________________________________
Depository Trust Company ("DTC")
Participant Number

[PARTICIPANT]

By:__________________________________
Name:
 Title:
_____________________________________
 DTC Basic Subscription Confirmation Number(s)